EXHIBIT 16.1

                                  June 15, 2005

     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C. 20549

     Re:    Safe Travel Care, Inc.

      We  have  read  the  statements  that we understand Safe Travel Care, Inc.
included Item 4 of the Form 8-K/A amended report it filed regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

                                                 Very truly yours,

                                                 Andrew M. Smith CPA

                                                 Long Beach, CA


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